UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2009
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109	28212
Charlotte, North Carolina
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Sonic Automotive, Inc. Supplemental Executive Retirement Plan
     On December 7, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonic Automotive, Inc. (“Sonic”) approved and adopted the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”) to be effective as of January 1, 2010. In connection with the adoption of the SERP, the Compensation Committee authorized the establishment of an irrevocable grantor trust known as a “rabbi trust” for the purpose of accumulating assets from which SERP liabilities may be paid.
     The SERP is a nonqualified deferred compensation plan that will be unfunded for federal tax purposes. The SERP is intended to be a “top hat” plan available only to a select group of management or highly compensated employees. The SERP is subject to Section 409A of the Internal Revenue Code (the “Code”). The purpose of the SERP is to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee designates the employees who will become SERP participants and may require that such employees execute a participation agreement as a condition of participation. On December 7, 2009, the Compensation Committee designated David P. Cosper, Vice Chairman and Chief Financial Officer, and Jeff Dyke, Executive Vice President of Operations, as Tier 1 participants in the SERP effective as of January 1, 2010, but in each case subject to his execution of a participation agreement. The Compensation Committee also administers the SERP and has the discretionary authority to make, amend, interpret and enforce appropriate rules for the administration of the SERP and to utilize its discretion to decide all questions and interpretations that may arise in connection with the SERP.
     Upon a participant’s “normal retirement,” the SERP generally provides an accrued benefit in the form of an annual payment equal to a specified percentage of the participant’s “final average salary” for a period of 15 years. Final average salary generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the normal retirement benefit upon retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic. When the Compensation Committee designates an employee as a SERP participant, it also designates the employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant. The annual payments to a Tier 1 participant are 50% of final average salary. The annual payments to a Tier 2 participant are 40% of final average salary. The annual payments to a Tier 3 participant are 35% of final average salary.
     Participants are subject to a vesting schedule for their SERP benefits based on their “Years of Plan Service” (i.e., a 365-day period of employment beginning on the effective date of participation and each anniversary thereof). Unless otherwise specified by the Compensation Committee, participants vest in their SERP benefits as follows:

Years of Plan Service	Percent Vested

Less than 1 At least 1 but less than 2 At least 2 but less than 3 At least 3 but less than 4 At least 4 but less than 5 5 or more	0% 20% 40% 60% 80% 100%
However, Mr. Cosper will vest in his SERP benefits as follows:

Years of Plan Service	Percent Vested

Less than 2 At least 2 but less than 4 At least 4 but less than 6 At least 6 but less than 8 8 or more	0% 20% 50% 75% 100%
Participants also become 100% vested upon normal retirement, death while employed with Sonic, disability (as defined in the SERP) while employed with Sonic or a change in control (as defined in the SERP) while employed with Sonic.
     If a participant leaves Sonic before qualifying for normal retirement, the participant’s accrued benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. The reduction for early retirement does not apply to Mr. Cosper.
     Generally, payment of benefits begins the first of the month following the month in which normal retirement or early retirement occurs. If the participant is a “specified employee” under Section 409A of the Code, the first payment following normal or early retirement generally must be postponed for six months following termination. Subsequent annual payments will be paid on the anniversary of the date the initial installment otherwise would have been made.
     If a participant terminates employment with Sonic within 2 years after a change in control, the participant will receive his normal retirement benefit or reduced early retirement benefit, as applicable, in a lump sum payment based on the present value of his unpaid, vested accrued benefit.
     If a participant dies during the 15-year payment period, payments continue to the participant’s surviving spouse (if any). If a participant dies before terminating employment with Sonic, the lump sum value of his accrued benefit (calculated as if the date of death were the date of normal retirement) will be paid to his designated beneficiary. If a participant becomes disabled while employed with Sonic, the participant will be entitled to a regular SERP benefit payable for 15 years (calculated as if the date of disability were the date of normal retirement).

     If a participant is terminated for “cause” or it is discovered after termination that the participant could have been terminated for certain reasons constituting “cause,” the participant will forfeit all benefits under the SERP, including any remaining unpaid benefits if already in pay status. If already in pay status, the SERP also provides that the participant must repay Sonic all benefit amounts previously received. Under the SERP, reasons constituting “cause” include material breach of the participant’s obligations in any employment agreement which is not timely remedied, the participant’s breach of any applicable restrictive covenants, conviction of a felony, actions involving moral turpitude, willful failure to comply with reasonable and lawful directives of Sonic’s Board of Directors or the participant’s superiors, chronic absenteeism, willful or material misconduct, illegal use of controlled substances, and if applicable, the final and non-appealable determination by a court of competent jurisdiction that the participant willfully and knowingly filed a fraudulent certification under Section 302 of the Sarbanes Oxley Act.
     In addition, the SERP provides that benefits are forfeited if a participant fails to comply with certain restrictive covenants related to Sonic and its business, including any remaining unpaid benefits if already in pay status. If already in pay status, the SERP also provides that the participant must repay Sonic all benefit amounts previously received. Subject to limited exceptions, these restrictive covenants generally prohibit (i) disclosing or using in any unauthorized manner any of Sonic’s confidential or proprietary information, (ii) employing or soliciting employees of Sonic, its affiliates or subsidiaries, (iii) interfering with Sonic’s relationships with its vendors, (iv) competing with Sonic within any Standard Metropolitan Statistical Area or county in which Sonic or any of its subsidiaries has a place of business, and (v) disparaging Sonic, its subsidiaries, affiliates, officers, directors, business or products. These restrictive covenants generally apply while a participant in the SERP, and if later, during the two-year period following separation from service with Sonic (except that the confidentiality and non-disparagement restrictions do not expire).
     If a rabbi trust exists at the time of a change in control of Sonic, the SERP requires that Sonic contribute, at the time of the change in control and then on each anniversary thereof, cash or liquid securities sufficient so that the value of assets in the rabbi trust at least equals the total value of all accrued benefits under the SERP.
     The Compensation Committee retains the discretion to amend or terminate the SERP at any time (provided that an amendment generally cannot reduce a participant’s vested accrued benefits as of the date of the amendment). The SERP can be terminated and liquidated as permitted by Section 409A of the Code.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

	By:	/s/ Stephen K. Coss

Stephen K. Coss Senior Vice President and General Counsel

Dated: December 11, 2009

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